QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
(AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

        In connection with the Annual Report of First Federal Financial Corporation of Kentucky (the "Corporation") on Form 10-K for the year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, the Chief Executive Officer and Chief Financial Officer of the Corporation, certify, pursuant to 18 U.S.C. Section 1350, that:

  1.
  The Report fully complies with the requirements of section 13 (a) or 15(d) of the Securities Exchange            Act of 1934 and;

  2.
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation;

Date: March 12, 2004	By:	/s/ B. KEITH JOHNSON B. Keith Johnson President and Chief Executive Officer

Date: March 12, 2004	By:	/s/ GREGORY SCHREACKE Gregory Schreacke Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to the Corporation and will be retained by the Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

QuickLinks

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350 (AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)